Exhibit 99.1

Grindr Inc. Reports Fiscal Year 2023 Revenue Growth of 33%

Grindr Inc. Reports 2023 Q4 and Full Year 2023 Earnings Results

2023 Full Year Revenue was $260 Million, Operating Income was $55 Million, Net Loss Margin of 21% and
Adjusted EBITDA Margin of 42%

121 Billion Chats Sent in 2023, with Revenue from Paying Users up 38%

Guidance of 23% or Greater Revenue Growth and 40%+ Adjusted EBITDA Margin in 2024

LOS ANGELES, CA – March 7, 2024 – Grindr Inc. (NYSE: GRND), the world’s largest social network and dating app for the LGBTQ community, today posted its financial results for the fourth quarter and fiscal year ended December 31, 2023 in a Letter to Shareholders. The Letter to Shareholders can be accessed on Grindr’s Investor Relations website.
“The Grindr team delivered an outstanding first full year as a public company. Our results came in well ahead of our financial guidance; we generated solid growth in paying users supported by the launch of Weeklies, our popular weekly subscription product; and we drove best-in-class user engagement through our improved user experience, highlighted by over 121 billion chats sent on the platform in 2023 and roughly an hour spent on Grindr per day, per user,” said George Arison, Chief Executive Officer of Grindr. “We’ve entered 2024 with strong momentum and we’re excited about the year ahead, with a robust product roadmap and a growing team. We look forward to sharing more about our plans at our first-ever Investor Day event in June.”

Earnings Webcast Information
Grindr will host a live webcast today at 2:00 p.m. Pacific Time to discuss the Company’s fourth quarter and fiscal year 2023 financial results. The webcast of the conference call can be accessed as follows:

Event: Grindr Fourth Quarter and Fiscal Year 2023 Earnings Conference Call
Date: Thursday, March 7, 2024
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Site: https://investors.grindr.com/

An archived webcast of the conference call will also be accessible on Grindr’s Investor Relations page, https://investors.grindr.com/.

Forward Looking Statements
This press release contains statements that may constitute as forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include statements regarding our intentions, beliefs, current expectations or projections concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. In some cases, you can identify these forward-looking statements by the use of terminology such as “anticipates,” “approximately,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “seeks,” “should,” “will” or the negative version of these words or other comparable words or phrases.
The forward-looking statements, including guidance related to revenue growth and adjusted EBITDA margin, reflect our current views about our business and future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially from those expressed in any forward-looking statement. There are no guarantees that any transactions or events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth in or contemplated by the forward-looking statements:
•our ability to retain existing users and add new users;
•the impact of the regulatory environment and complexities with compliance related to such environment, including maintaining compliance with privacy, data protection, and user safety laws and regulations;
•our ability to address privacy concerns and protect systems and infrastructure from cyber-attacks and prevent unauthorized data access;
•our success in retaining or recruiting our directors, officers, key employees, or other key personnel, and our success in managing any changes in such roles;
•our ability to respond to general economic conditions;
•competition in the dating and social networking products and services industry;
•our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner;
•our dependence on the integrity of third-party systems and infrastructure;
•our ability to protect our intellectual property rights from unauthorized use by third parties.
•whether the concentration of our stock ownership and voting power limits our stockholders’ ability to influence corporate matters; and
•the effects of macroeconomic and geopolitical events on our business, such as health epidemics, pandemics, natural disasters and wars or other regional conflicts.
In addition, statements that “Grindr believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subjects as of the date of any such statement. These statements are based upon information available to us as of the date they are made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise our forward-looking statements whether as a result of new information, future events, or otherwise. For a further discussion of these and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” in annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission from time to time. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

About Non-GAAP Measures
We use Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define Adjusted EBITDA as net (loss) income excluding income tax provision (benefit); interest expense, net; depreciation and amortization; stock-based compensation expense; severance expenses; transaction-related costs; litigation-related costs for matters unrelated to the Company's ongoing business, including those matters incurred as part of the business combination pursuant to which on May 9, 2022, Grindr Group LLC and its subsidiaries (“Legacy Grindr”) entered into that certain Agreement and Plan of Merger (as amended on October 5, 2022) with Tiga Acquisition Corp. (“Tiga”), in which Legacy Grindr would become a wholly owned subsidiary of Tiga (“Business Combination”); Legacy Grindr management fees; loss on extinguishment of debt; (loss) gain in fair value of warrant liability and other expense that is unrelated to Grindr's core ongoing business operations. Our management uses this measure internally to evaluate the performance of our business and this measure is one of the primary metrics by which our internal budgets are based and by which management is compensated. We exclude the above items as some are non-cash in nature, and others may not be representative of normal operating results. Adjusted EBITDA adjusts for the impact of items that we do not consider indicative of the operational performance of our business. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period. While we believe that Adjusted EBITDA and Adjusted EBITDA Margin are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with GAAP.
A reconciliation of net loss and net loss margin to Adjusted EBITDA and Adjusted EBITDA margin for the year ended December 31, 2023 and 2022 are presented below. We are not able to estimate net income (loss) or net income (loss) margin on a forward-looking basis or reconcile the guidance provided for Adjusted EBITDA margin to net income (loss) margin on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA margin. In particular, the measures and effects of our stock-based compensation related to equity grants and the gain (loss) on changes in fair value of our warrant liability that, in each case, are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results. The following table presents the reconciliation of net income to Adjusted EBITDA for the years ended December 31, 2023 and 2022:

	Year Ended December 31,
($ in thousands)	2023	2022
Reconciliation of net (loss) income to Adjusted EBITDA
Net (loss) income	$(55,768)	$852
Interest expense, net (1)	46,007	31,538
Income tax provision (benefit)	4,023	(859)
Depreciation and amortization	27,041	37,505
Transaction-related costs (2)	—	6,499
Litigation related costs (3)	2,339	1,722
Stock-based compensation expense	15,824	28,586
Severance expenses (4)	9,355	—
Management fees (5)	(97)	644
Loss on extinguishment of debt	11,582	—
Loss (gain) in fair value of warrant liability (6)	49,689	(21,295)
Other expense (7)	163	—
Adjusted EBITDA	$110,158	$85,192
Revenue	$259,691	$195,015
Net (loss) income margin	(21.5)%	0.4%
Adjusted EBITDA Margin	42.4%	43.7%
_________________
(1)Interest expense, net for the year ended December 31, 2022, included the interest expense recognized with the settlement of the deferred payment owed to Kunlun Group Holdings Limited in 2022 that resulted in $11.9 million of interest expense for 2022.

(2)Transaction-related costs consist of legal, tax, accounting, consulting, and other professional fees related to the Business Combination and other potential acquisitions.
(3)Litigation-related costs primarily represent external legal fees associated with the outstanding litigation or regulatory matters, including fees incurred in connection with the Business Combination, the potential Norwegian Data Protection Authority fine, and employee unionization.
(4)Severance expenses related to severance incurred for employees who elected not to relocate or participate in our hybrid working model involving a multi-phase return-to-office plan and other severance arrangements.
(5)Management fees represent administrative costs associated with San Vicente Holdings LLC's ("SVE") administrative role in managing financial relationships and providing directive on strategic and operational decisions, which ceased to continue after the Business Combination. In September 2023, certain management fees previously accrued were forgiven.
(6)Change in fair value of warrant liability relates to our warrants that were remeasured as of December 31, 2023 due to the increase in our share price since December 31, 2022.
(7)Other expense represents other costs that are unrelated to our core ongoing business operations.

About Grindr Inc.
With more than 13 million monthly active users globally, Grindr has grown to become a fundamental part of the LGBTQ community since its launch in 2009. The company continues to expand its ecosystem to enable LGBTQ people to connect, express themselves, and discover the world around them. Grindr is headquartered in West Hollywood, California. The Grindr app is available on the App Store and Google Play, as well as on the web.

Investors:
IR@grindr.com

Media:
Press@grindr.com